Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP ANNOUNCES COMMENCEMENT OF TENDER OFFER

NEW YORK, June 22, 2020 – Brixmor Property Group (NYSE: BRX) announced today that its operating partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 3.875% Senior Notes due 2022 (the “Notes”).

The terms and conditions of the Tender Offer are described in the Offer to Purchase, dated June 22, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer Documents. The table below sets forth, among other things, the Title of Security, the CUSIP number and Current Outstanding Principal Balance (as defined below) with respect to the Notes.

Title of Security	CUSIP/ISIN Numbers	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
3.875% Senior Notes due 2022	11120VAB9 / US11120VAB99	$500,000,000	0.125% UST due 05/31/2022	FIT1	115 bps

Timetable for the Tender Offer

Commencement of the Tender Offer June 22, 2020

Price Determination Date	2:00 P.M., New York City time, on June 26, 2020, unless extended

Withdrawal Deadline	5:00 P.M., New York City time, on June 26, 2020, unless extended

Expiration Date	5:00 P.M., New York City time, on June 26, 2020, unless the Tender Offer is extended or earlier terminated.

Expected Settlement Date	June 29, 2020 (the first business day following the Expiration Date)

Expected Guaranteed Delivery Date	5:00 p.m., New York City time, on June 30, 2020 (the second business day following the Expiration Date)

Expected Guaranteed Delivery Settlement Date	July 1, 2020 (the first business day following the Guaranteed Delivery Date and the third business day following the Expiration Date)

The consideration (the “Total Consideration”) offered for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to maturity based on the bid-side price of the U.S. Treasury Reference Security specified in the table above, as quoted on the Bloomberg Bond Trader FIT1 page as of 2:00 p.m., New York City time, on June 26, 2020, unless extended by the Operating Partnership. Holders must validly tender (and not validly withdraw) their Notes at or prior to the Expiration Date (as defined below), or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or prior to the Expiration Date and tender their Notes at or prior to the Guaranteed Delivery Date (as defined in the Offer to

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
Purchase), in accordance with the instructions set forth in the Offer to Purchase, in order to be eligible to receive the Total Consideration. In addition, the Operating Partnership will pay accrued and unpaid interest (the “Accrued Interest”), if any, in respect of any Notes purchased in the Tender Offer from the last interest payment date to, but not including, the Settlement Date (as defined below).

The principal purpose of the Tender Offer is to purchase the Notes, as part of a debt refinancing consisting of the Tender Offer and the recent issuance of the Operating Partnership’s 4.050% Senior Notes due 2030. The Notes that are accepted in the Tender Offer will be purchased by the Operating Partnership and retired and cancelled and will no longer remain outstanding obligations of the Operating Partnership.

The Tender Offer will expire at 5:00 p.m., New York City time, on June 26, 2020, or any other date and time to which the Tender Offer is extended (such date and time, as they may be extended with respect to the Notes, the “Expiration Date”).

The settlement date for Notes validly tendered and not validly withdrawn and accepted for purchase and delivered at or prior to the Expiration Date (as defined below) other than accepted Notes delivered pursuant to the Guaranteed Delivery Procedures (described in the Offer Documents) is expected to be June 29,2020 (the “Settlement Date”). On the Settlement Date, the Total Consideration, plus an amount equal to the Accrued Interest thereon, will be payable in cash for those Notes that are validly tendered and accepted for purchase in the Tender Offer, other than accepted Notes delivered pursuant to the Guaranteed Delivery Procedures. Notes validly tendered and accepted that are delivered pursuant to the Guaranteed Delivery Procedures will receive payment of the Total Consideration, plus an amount equal to the Accrued Interest thereon, on July 1, 2020 (the “Guaranteed Delivery Settlement Date”), the first business day after the Guaranteed Delivery Date and three business days after the Expiration Date. For the avoidance of doubt, Accrued Interest will cease to accrue on the Settlement Date for all Notes accepted in the Tender Offer, including Notes delivered pursuant to the Guaranteed Delivery Procedures, and the Accrued Interest for all Notes accepted in the Tender Offer will not include any additional interest. Since the Operating Partnership expects that the Guaranteed Delivery Settlement Date will be two business days after the Settlement Date, holders tendering Notes pursuant to the Guaranteed Delivery Procedures will not receive interest for such two business day period.

The Operating Partnership’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Offer to Purchase.

J.P. Morgan Securities LLC is acting as dealer manager for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-2042 (collect). Requests for the Offer Documents are available via the Tender Offer website at www.dfking.com/brx and requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc., which is acting as the Information and Tender Agent for the Tender Offer, at (888) 887-1266 (toll-free) or email brx@dfking.com.

If you do not tender your Notes or if you tender Notes that are not accepted for purchase, they will remain outstanding. If the Operating Partnership consummates the Tender Offer, the trading market for your outstanding Notes may be significantly more limited. For a discussion

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
of this and other risks, see “Risk Factors—There may be a more limited trading market for the Notes following the consummation of the Tender Offer” in the Offer to Purchase.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER DOCUMENTS, WHICH SETS FORTH THE COMPLETE TERMS OF THE TENDER OFFER THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE OPERATING PARTNERSHIP RESERVES THE RIGHT, SUBJECT TO APPLICABLE LAW, IN ITS SOLE DISCRETION, TO: (I) WAIVE ANY AND ALL CONDITIONS TO THE TENDER OFFER AT ANY TIME AND FROM TIME TO TIME; (II) EXTEND OR TERMINATE THE TENDER OFFER; OR (III) OTHERWISE AMEND THE TENDER OFFER IN ANY RESPECT.

THE OFFER DOCUMENTS AND THIS PRESS RELEASE DO NOT CONSTITUTE AN OFFER OR SOLICITATION TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION IN WHICH THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE OPERATING PARTNERSHIP BY THE DEALER MANAGER, IF THE DEALER MANAGER IS A LICENSED BROKER OR DEALER UNDER THE LAWS OF SUCH JURISDICTION, OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

NONE OF BRIXMOR PROPERTY GROUP INC., THE OPERATING PARTNERSHIP, OR THEIR AFFILIATES, THEIR RESPECTIVE BOARDS OF DIRECTORS, GENERAL PARTNER, MEMBERS, THE DEALER MANAGER, THE TRUSTEE OF THE NOTES OR THE TENDER AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES IN CONNECTION WITH THE TENDER OFFER. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER THEIR NOTES AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 400 retail centers comprise approximately 70 million square feet of prime retail space in established trade areas. Brixmor strives to own and operate shopping centers that reflect Brixmor's vision "to be the center of the communities we serve" and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Operating Partnership’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Operating Partnership’s Quarterly Report on Form 10-Q for the

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
quarter ended March 31, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Currently, one of the most significant factors that could cause actual outcomes to differ materially from forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, operating results and cash flows of the Operating Partnership, its tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts the Operating Partnership, its tenants, and consumer behavior and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Operating Partnership’s filings with the SEC. The Operating Partnership undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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